UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 27, 2010

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Legg Mason’s annual meeting of stockholders was held on July 27, 2010. In the election of directors, the five director nominees were elected with the following votes:

	Votes Cast	For	Withhold	Non-Votes
Dennis R. Beresford	141,601,879	97,422,509	24,365,716	19,813,654
Nelson Peltz	141,601,879	112,361,707	9,426,518	19,813,654
W. Allen Reed	141,601,879	111,031,042	10,757,183	19,813,654
Nicholas St. George	141,601,879	111,953,523	9,834,702	19,813,654
John T. Cahill	141,601,879	112,285,155	9,503,070	19,813,654

	The stockholders voted in favor of the Amendment of the Legg Mason, Inc. Executive Incentive Compensation Plan as follows:

Votes Cast		141,601,879
For		110,361,472
Against		10,740,617
Abstain		686,126
Non-Vote		19,813,664

The stockholders voted in favor of the ratification of the appointment of PricewaterhouseCoopers, LLC as independent registered public accounting firm for the fiscal year ending March 31, 2011 as follows:

Votes Cast		141,601,879
For		140,190,209
Against		1,367,258
Abstain		44,412
Non-Vote		0

	The stockholders voted against the stockholder proposal regarding amending the short-term incentive plan as applied to senior executives as follows:

Votes Cast		141,601,879
For		35,735,005
Against		83,873,578
Abstain		2,178,834
Non-Vote		19,814,462

	The stockholders voted against the stockholder proposal regarding an independent board chairman as follows:

Votes Cast		141,601,879
For		33,445,128
Against		87,703,204
Abstain		639,889
Non-Vote		19,813,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 29, 2010	By:	/s/ Thomas P. Lemke
Thomas P. Lemke
Senior Vice President and General Counsel